                                                                     Exhibit 4.2
                             SUPPLEMENTAL INDENTURE

            Supplemental Indenture (this "Supplemental Indenture"), dated as of February 25, 2002, among Wilkes-Barre Imaging, L.L.C. (the "Guaranteeing Subsidiary"), a subsidiary of InSight Health Services Corp. (or its permitted successor), a Delaware corporation (the "Company"), InSight Health Services Holdings Corp., the Subsidiary Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, N.A., as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 30, 2001 providing for the issuance of an aggregate principal amount of $225 million of 9 7/8% Senior Subordinated Notes due 2011 (the "Notes");

            WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

            1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

            (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (c) The following are hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

            (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

            (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

            (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

            (h) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the

Indenture shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

            3. Subordination. The Obligations of the Guaranteeing Subsidiary under its Guarantee pursuant to this Supplemental Indenture shall be junior and subordinated to the Senior Indebtedness of the Guaranteeing Subsidiary on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by the Guaranteeing Subsidiary only at such time as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article Ten hereof.

            4. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            5. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.

            Except as otherwise provided in Section 11.05 of the Indenture, a Subsidiary Guarantor may not consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless:

                  (i) subject to the provisions of the following paragraph, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under the Indenture and its Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

                  (iii) the Subsidiary Guarantor delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of the Indenture.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor.

Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of execution hereof.

            6.    Releases.

            (a) A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes upon a sale or other disposition to a Person not an Affiliate of the Company of all of the Capital Stock of, or all or substantially all of the assets of, such Subsidiary Guarantor, by way of merger, consolidation or otherwise, which transaction is carried out in accordance with Section 4.10 of the Indenture; provided that any such termination shall occur (x) only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such sale, disposition or release and (y) only if the Trustee is furnished with written notice of such release together with an Officers' Certificate from such Subsidiary Guarantor to the effect that all of the conditions to release in this
Section 6 have been satisfied.

            (b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Eleven of the Indenture.

            7. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent, the Company or any Subsidiary Guarantor, as such shall have any liability for any obligations of the Parent, the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

            8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

            11. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.



                  [Remainder of Page Left Intentionally Blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  February 25, 2002

                                        WILKES-BARRE IMAGING, L.L.C.


                                        By: InSight Health Corp., as the
                                            sole member and sole manager
                                            of Wilkes-Barre Imaging, L.L.C.


                                        By: /s/ Steven T. Plochocki
                                            ------------------------------------
                                            Name:  Steven T. Plochocki
                                            Title: President and Chief Executive
                                                   Officer


                                        INSIGHT HEALTH SERVICES CORP.


                                        By: /s/ Steven T. Plochocki
                                            ------------------------------------
                                            Name: Steven T. Plochocki
                                            Title: President and Chief Executive
                                                   Officer


                                        INSIGHT HEALTH SERVICES HOLDINGS CORP.


                                        By:  /s/ Steven T. Plochocki
                                            ------------------------------------
                                            Name: Steven T. Plochocki
                                            Title: President and Chief Executive
                                                   Officer


                                        INSIGHT HEALTH CORP.


                                        By:  /s/ Steven T. Plochocki
                                            ------------------------------------
                                            Name: Steven T. Plochocki
                                            Title: President and Chief Executive
                                                   Officer

                                        SIGNAL MEDICAL SERVICES, INC.


                                        By: /s/ Steven T. Plochocki
                                            ------------------------------------
                                            Name: Steven T. Plochocki
                                            Title: President and Chief Executive
                                                   Officer


                                        OPEN MRI, INC.


                                        By: /s/ Steven T. Plochocki
                                            ------------------------------------
                                            Name: Steven T. Plochocki
                                            Title: President and Chief Executive
                                                    Officer


                                        MAXUM HEALTH CORP.


                                        By: /s/ Steven T. Plochocki
                                            ------------------------------------
                                            Name:  Steven T. Plochocki
                                            Title: President and Chief Executive
                                                   Officer


                                        RADIOSURGERY CENTERS, INC.


                                        By:  /s/ Steven T. Plochocki
                                            ------------------------------------
                                            Name: Steven T. Plochocki
                                            Title: President and Chief Executive
                                                   Officer


                                        MAXUM HEALTH SERVICES CORP.


                                        By:  /s/ Steven T. Plochocki
                                            ------------------------------------
                                            Name: Steven T. Plochocki
                                            Title: President and Chief Executive
                                                   Officer

                                  MRI ASSOCIATES, L.P.


                                  By:  InSight Health Corp., its General
                                       Partner


                                  By:  /s/ Steven T. Plochocki
                                      ----------------------------------------
                                      Name: Steven T. Plochocki
                                      Title: President and Chief Executive
                                             Officer


                                  MAXUM HEALTH SERVICES OF NORTH TEXAS, INC.

                                  By:  /s/ Steven T. Plochocki
                                      ----------------------------------------
                                      Name: Steven T. Plochocki
                                      Title: President and Chief Executive
                                             Officer


                                  MAXUM HEALTH SERVICES OF DALLAS, INC.


                                  By:  /s/ Steven T. Plochocki
                                      ----------------------------------------
                                      Name: Steven T. Plochocki
                                      Title: President and Chief Executive
                                             Officer


                                  NDDC, INC.


                                  By: /s/ Steven T. Plochocki
                                      ----------------------------------------
                                      Name: Steven T. Plochocki
                                      Title: President and Chief Executive
                                             Officer


                                  DIAGNOSTIC SOLUTIONS CORP.


                                  By: /s/ Steven T. Plochocki
                                      ----------------------------------------
                                      Name: Steven T. Plochocki
                                      Title: President and Chief Executive
                                             Officer

                                  STATE STREET BANK AND TRUST COMPANY,
                                  N.A., AS TRUSTEE


                                  By: /s/ Cheryl L. Clarke
                                      ----------------------------------------
                                      Name: Cheryl L. Clarke
                                      Title: Assistant Secretary